Exhibit 99.1

FOR IMMEDIATE RELEASE

INVESTOR CONTACT:	MEDIA CONTACT:
Mark Kimbrough	Jeff Prescott
615-344-2688	615-344-5708
HCA Inc. to Issue $4.2 Billion Senior Secured Second Lien Notes
and $1.5 Billion Senior Secured Second Lien Toggle Notes
      Nashville, TN — October 24, 2006 — HCA Inc. (NYSE: HCA) today announced that Hercules Holding II, LLC (“Hercules Holding”) will offer to sell, and HCA Inc. will issue, an aggregate of $4.2 billion principal amount of senior secured second lien notes, a portion of which are expected to be due in 2014 and a portion of which are expected to be due in 2016, and $1.5 billion of senior secured second lien toggle notes, which are expected to be due in 2016 (the interest on which may be paid “in kind” for the first five years after the first interest period) (the “Notes”).
      The Notes will be issued, and Hercules Holding was formed, in connection with HCA Inc.’s previously announced agreement (the “Merger Agreement”) to merge with an entity currently controlled by affiliates of Bain Capital Partners, Kohlberg Kravis Roberts & Co. and Merrill Lynch Global Private Equity (the “Merger”). HCA Inc. will use the net proceeds from the offering of the Notes, together with other financing, to consummate the Merger. The offering of the Notes is expected to close as soon as practicable following the special meeting of shareholders of HCA Inc. to adopt the Merger Agreement, scheduled to be held on November 16, 2006.
      The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.
      This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This notice is being issued pursuant to and in accordance with Rule 135c under the Securities Act.
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      Cautionary Note Regarding Forward-Looking Statements
      This press release contains forward-looking statements based on current HCA management expectations. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, (1) HCA’s ability to consummate the issuance of the Notes, (2) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (3) the outcome of any legal proceedings that have been or may be instituted against HCA and others relating to the merger agreement; (4) the inability to complete the Merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions prior to consummation of the Merger; (5) the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the Merger; (6) the failure of the Merger to close for any other reason; (7) risks of disruptions to current plans and operations and the potential difficulties in employee retention as a result of the Merger; (8) the effect of the announcement of the Merger on our customer relationships, operating results and business generally; (9) the inability to recognize the benefits of the Merger; (10) the amount of the costs, fees, expenses and charges related to the Merger and the actual terms of certain financings that will be obtained for the Merger; and (11) the impact of the substantial indebtedness incurred to finance the consummation of the Merger. Many of the factors that will determine the outcome of the subject matter of this press release are beyond HCA’s ability to control or predict. HCA undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.